Exhibit 11.1

                            ANTIGUA ENTERPRISES, INC.
                       STATEMENT REGARDING COMPUTATION OF
                        EARNINGS PER SHARE--FULLY DILUTED


                                                    Years ended December 31,                Nine months ended September 30,
                                       --------------------------------------------------   --------------------------------
                                           1994              1995              1996             1996             1997
                                           ----              ----              ----             ----             ----
                                                                                            (unaudited)      (unaudited)
Net Loss ...........................    $ (911,714)      $ (1,092,873)      $ (722,074)     $(372,156)       $ (3,286,372)
Dividends on Preferred Stock  ......                                                                             (240,283)
                                                                                                             ------------
Adjusted net loss ..................    $ (911,714)      $ (1,092,873)      $ (722,074)     $(372,156)       $ (3,526,655)
                                        ==========       ============       ==========      =========        ============
Historical
 Weighted average common
   shares outstanding   ............     1,531,384          1,959,423        2,118,056      2,087,184           3,041,603
 Common Stock Equivalences
   Stock Options  ..................           -- *               -- *             -- *           -- *                -- *
   Stock Warrants ..................           -- *               -- *             -- *           -- *                -- *
 Assumed Conversions ...............                                                                                  -- *
   Preferred Stock   ...............                                                                                  -- *
   Convertible Debentures  .........                                                                                  -- *
                                        ----------       ------------       ----------      ---------        ------------
Weighted average common and
 common equivalent shares  .........     1,531,384          1,959,423        2,118,056      2,087,184           3,041,603
                                        ==========       ============       ==========      =========        ============
Primary net loss per share .........    $    (0.60)      $      (0.56)      $    (0.34)     $   (0.18)       $      (1.16)
                                        ==========       ============       ==========      =========        ============

* Assumed conversion of each of these securities, on an individual basis, has an antidilutive effect on earnings per share.

                            ANTIGUA ENTERPRISES, INC.
                       STATEMENT REGARDING COMPUTATION OF
                           EARNINGS PER SHARE--PRIMARY

                                                    Years ended December 31,                Nine months ended September 30,
                                       --------------------------------------------------   --------------------------------
                                           1994              1995              1996             1996             1997
                                           ----              ----              ----             ----             ----
                                                                                            (unaudited)      (unaudited)
Net Loss ...........................    $ (911,714)      $ (1,092,873)      $ (722,074)     $(372,156)       $ (3,286,372)
Dividends on Preferred Stock  ......                                                                             (240,283)
                                                                                                             ------------
Adjusted net loss ..................    $ (911,714)      $ (1,092,873)      $ (722,074)     $(372,156)       $ (3,526,655)
                                        ==========       ============       ==========      =========        ============
Historical
 Weighted average common
   shares outstanding   ............     1,531,384          1,959,423        2,118,056      2,087,184           3,041,603
 Common Stock Equivalences
   Stock Options  ..................           -- *               -- *             -- *           -- *                -- *
   Stock Warrants ..................           -- *               -- *             -- *           -- *                -- *
                                        ----------       ------------       ----------      ---------        ------------
Weighted average common and
 common equivalent shares  .........     1,531,384          1,959,423        2,118,056      2,087,184           3,041,603
                                        ==========       ============       ==========      =========        ============
Primary net loss per share .........    $    (0.60)      $      (0.56)      $    (0.34)     $   (0.18)       $      (1.16)
                                        ==========       ============       ==========      =========        ============

* Assumed conversion of each of these securities, on an individual basis, has an antidilutive effect on earnings per share.